ASSET SALES AND PURCHASE AGREEMENT

     THIS AGREEMENT is made this 22nd day of August, 1997, by and between Real Goods Trading Corporation, a California corporation with its principal office located at 555 Leslie Street, Ukiah, California 95482, (hereafter referred to as "Seller") and Snow Belt Fireplace & Stove Shop, Inc., a Wisconsin corporation with its principal office located at Amherst, Wisconsin, (hereafter collectively referred-to as "Buyer").

     WHEREAS, Seller currently owns and operates a fireplace, stove and hearth product retail sales and installation business at 286 Wilson Street, Amherst, Wisconsin, known as Real Goods - Snowbelt Hearth and Home Center, a/k/a Real Goods Trading, Amherst, Wisconsin, a division of Real Goods Trading Corporation (said business is hereafter referred to as "Snowbelt Business"); and

     WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase and acquire from Seller, the assets described below used by Seller in its Snowbelt Business, at the price and upon the terms hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and the purchase price to be paid hereunder, THE PARTIES AGREE AS FOLLOWS:

1. SALE OF THE ASSETS. Buyer agrees to purchase from Seller, and Seller agrees to sell, assign and transfer to Buyer, on the closing date (as later defined), all of Seller's rights, title and interest in and to the following assets, free and clear of all liens and encumbrances except Seller's security interest described below:

     A. EQUIPMENT AND FIXTURES. The equipment, furniture, furnishings, trade fixtures and other tangible personal property described on the attached Exhibit A; together with any equipment, furniture, furnishings, fixtures and other non-inventory tangible personal property not listed on Exhibit A that are owned and used by Seller at the premises of the Snowbelt Business in the operation of its Snowbelt Business if Exhibit B does not specifically exclude any of such items.

     B. INVENTORY. All stock-in-trade (inventory) and supplies located at the Snowbelt Business premises on the date of closing other than those items Seller obtained directly from Real Goods Trading Corporation, which Buyer shall forthwith pack and prepare to ship to Real Goods Trading Corporation prior to closing, freight collect along with excluded displays and signage. An inventory of all stock-in-trade and supplies shall be taken on the day preceding the closing by Seller and Buyer. The purchase price for such inventory shall be pursuant to the following valuation methodology based upon the book value of the inventory:

INVENTORY*                                      MULTIPLIER
Current (up to one year) Inventory                 1.10
Over 1 year < 2 years                               .80
Over 2 years < 3 years                              .25
Over 3 years old                                    .10

*Referencing Inventory Purchase Date

     C. ACCOUNTS RECEIVABLE. Buyer shall purchase all accounts receivable from Seller at Seller's current book value.
Buyer shall make payment for such accounts receivable at the time of closing.

     D.     VEHICLES. The following described vehicles:

            1986 Isuzu Truck             VIN #JAMJP7485G9402699
            1990 Toyota Track            VIN #JT4RN81ROL5054586

     E.     TRADE NAME. The business name "Snowbelt and/or
Snowbelt Hearth and Home Center" and variations of the same. The parties acknowledge that the trade name has been used by Seller but such name has not been registered with the State of Wisconsin, and it has not been federally registered under copyright, service mark or trademark laws.

     F. BUSINESS RECORDS. All customer lists and addresses, supplier lists and addresses, deposit files and information, and any other business lists, files or customer information owned and used by Seller in the operation of its Snowbelt Business.
Seller's Telephone Number, Fax Number and P.O. Box Number.

     G.     SELLER'S TELEPHONE NUMBER, FAX NUMBER AND P.O. BOX
NUMBER. Seller's telephone number is (715) 824-3982. Seller's fax number is (715) 824-5021. Seller's post office box number is 99.

     H. SOFTWARE. The software and manuals for software presently used on site by Seller, including all data files.

     I. EXCLUSION. Provided, Seller DOES NOT sell to Buyer, and Buyer DOES NOT purchase, any of the assets set forth in Exhibit B.

2.   PURCHASE PRICE.

     A. AMOUNT. The total purchase price to be paid by the Buyer to the Seller for all of the assets to be sold and purchased hereunder (as described above) shall be the sum of Fifty-Three Thousand Dollars ($53,000.00) plus an amount equal to Seller's inventory based upon the valuation methodology set forth above on the date of closing, plus an amount equal to the accounts receivable purchased by Buyer at Seller's current book value.

     B. ALLOCATION. The purchase price shall be allocated to the assets in the following manner.

DESCRIPTION OF ASSET                  AMOUNT
Equipment and fixtures                $31,700.00
Trade name, customer lists,           $20,000.00
 Goodwill, ongoing business
 and Covenant Not to Compete
Vehicles
  1986 Isuzu Truck                    $  500.00
  1990 Toyota Truck                   $  800.00

Inventory                              determined by formula set
                                        forth at paragraph 1B
Accounts Receivable                    accounts receivable
                                        purchased by Buyer at
                                        book value
Work in Process                        determined by formula set
                                        forth in paragraph 7
                                        below

Each party agrees to file their income tax returns in a manner consistent with these allocations.

3.  PAYMENT OF PURCHASE PRICE

     A. The sum of $53,000 plus the amount of accounts receivable purchased by Buyer and the value of the inventory shall be paid by BUYER. THIS AMOUNT LESS ANY PORTION OF THE PURCHASE PRICE FINANCED BY SELLER SHALL BE PAID BY FEDERAL FUNDS WIRE TRANSFER AT CLOSING.

     B.     SELLER AGREES TO FINANCE, PURSUANT TO A PROMISSORY
NOTE IN FAVOR OF SELLER, AN AMOUNT NO MORE THAN $10,000 OF THE PURCHASE price at an annual interest rate on the unpaid balance of nine and one-half percent (9.5 %) and shall be amortized (equal payments of principal) over two (2) years by monthly payments of principal and interest. The note shall. be collateralized by a general business security agreement against the business assets.

     Buyer will pay a costs of securing its financing and in good faith will perform all acts necessary to expedite! such financing, if any.

4.  LIABILITIES AND WISCONSIN BULK TRANSFERS.

     A. LIABILITIES. Buyer does not expressly or impliedly assume any of Seller's obligations,; debts, expenses or liabilities; provided, however, that Buyer shall provide all appropriate customer service (warranty, repairs, acceptance of product returns excluding the Real Goods products) so that Seller shall have no customer relations contacts after the closing with respect to goods sold prior to the closing date). Seller shall indemnify and hold Buyer harmless from and against any and all bills, taxes, claims, actions and expenses incurred by Seller in the operation of its Snowbelt Business on or prior to the date of closing. Buyer shall indemnify Seller against any loss or liability arising from operations of the Snowbelt Business after the closing date. This indemnification shall include reasonable actual attorneys' fees arising out of the. foregoing or in enforcing this indemnification. Buyer shall. assume contracts and purchase orders related to the Snowbelt Business which are in the ordinary course of business, but excluding any contracts of employment agreements, lease agreements or contracted obligations relating to the purchase of the business by Real Goods Trading Corporation from Robert and Margaurite Ramlow.

      B. WISCONSIN BULK TRANSFERS. The parties are aware of the Uniform Commercial Code as adopted in Wisconsin, including that portion thereof known as the "Bulk Transfers Law." Seller and Buyer agree that in lieu of compliance, with the Wisconsin Bulk Transfers Law, the Seller shall indemnify and hold Buyer harmless from and against any and all bills, taxes, claims, actions, expenses, obligations and liabilities incurred by Seller on or prior to the; date of closing in connection with assets sold pursuant to this Agreement. This indemnification shall include Buyer's reasonable actual attorneys' fees arising out of the foregoing or in enforcing this indemnification

5. SALES TAX PERMIT. The Seller shall terminate any Wisconsin Sales or Use Tax Permits which it holds for its Snowbelt Business and will cease use of any and all such permits toward the purpose that no sales tax be imposed on the transfer of personal property included in this sale other'. than with respect to vehicles. In the event Seller does not properly and timely terminate the use of its sales or use tax permit(s), then Seller shall be responsible for any sales tax imposed upon the assets sold by Seller to Buyer. Seller shall be responsible for payment of sales tax for the We of the vehicles.

6.  PERSONAL PROPERTY

     A. PRORATION. Personal property tax shall be prorated at the time of closing. Proration of personal property taxes shall be based upon the personal Property taxes for the current year, if known, otherwise to be based upon the personal property taxes for the preceding year.

     B. BILL OF SALE. Seller shall convey all of the non-real estate assets to be sold and purchased hereunder by proper and complete bill of sale, with covenants of warranty transferring title and possession. For any vehicles purchased hereunder, Seller shall endorse the title registration for each vehicle so that Buyer may register the title in Buyer's name.

7. WORK IN PROCESS. Any amounts received by Seller prior to the closing from customers as prepayments for any undelivered and unused services as of the date of closing, whether by agreement or contract, oral or written, shall be transferred to Buyer by Seller. Buyer shall pay Seller an amount equal to fifty percent (50%) of the resulting GROSS PROFIT from such accounts when received by Buyer. For the purpose of this Agreement, GROSS PROFIT SHALL BE GROSS SALES LESS COST OF GOODS SOLD, AND Cost of Goods shall be defined as the cost of the merchandise paid to Seller at closing. Seller shall deliver to Buyer a complete list of any such customers and all written documents pertaining thereto. Buyer hereby agrees to honor 4 such agreements.

      8. REPRESENTATIONS OF SELLER. Seller has made and does hereby make the following representations and warranties to Buyer, which shall be true as of the date of closing as if such warranties and representations were made at such time:

      A. ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has all requisite corporate power and authority to carry on all of its business as the same is being conducted, and to own or otherwise possess all of its assets and properties.

      B. AUTHORITY. Seller has full corporate power and authority to execute and deliver this Agreement and to perform the actions required of it pursuant to this Agreement. The execution, delivery and performance of this Agreement have been duly authorized and approved by all required corporate actions of Seller.

      C. VALIDITY. This Agreement when executed and delivered by Seller will Constitute the valid and binding obligation of Seller, enforceable in accordance with its terms, except only as
limited by applicable bankruptcy, reorganization   on, insolvency
and other similar laws presently or hereafter in force affecting the enforcement of creditors' rights generally and subject to general equitable principles limiting the right to obtain specific performance or other equitable relief.

      D. CONFLICT. This Agreement, and the transaction provided for herein, is not in violation of! Seller's Articles of Incorporation, By-Laws, or of any contract, agreement or order to which Seller is a party or is bound.

      E. TAX RETURNS AND LIABILITIES. Seller has timely filed all federal, state, local and other tax returns or reports of whatever nature required to be filed by Seller with respect to the Snowbelt Business, all of which returns are accurate, and has timely paid in full all taxes required to be paid or collected, and any interest, additional tax or penalties with respect thereto. All real and personal property taxes, business and income taxes, and all other taxes, assessments or levies which the Seller is required by law to pay, withhold or collect, have been duly paid, withheld or collected or have been accrued on the books of the Seller to the extent required. There is no pending or, to the knowledge or information of the Seller, threatened examination of or litigation or any other proceeding with respect to any of the tax returns or reports filed by the Seller.

      F. SALES TAXES. Seller is not delinquent in the payment of its Wisconsin sales and use taxes. Seller has properly and timely completed its Wisconsin sales tax reports, and Seller will indemnify and hold Buyer harmless from and against any Wisconsin sales tax liability imposed upon Seller arising out of Seller's operation of its Wisconsin business on or prior to the closing.

      G. LITIGATION. There is no litigation, governmental investigation, EEOC claim or proceeding pending, or to the Seller's knowledge threatened, against or relating to the Snowbelt Business, nor does the Seller know or have reasonable grounds to know of any basis for such action, investigation, claim or proceeding relative to the Snowbelt Business. Seller has not received a notice requiring it to correct any defective condition of the Snowbelt Business premises.

      H. TITLE AND LIENS. Seller has good and marketable tide to all of the assets to be sold and purchased hereunder, and the same shall be transferred at the time of closing free and clear of all liens, claims and encumbrances except Seller's security interest, if any.

      I. MATERIAL FACTS. No representation or warranty by Seller in this Agreement or in connection with the transactions contemplated hereby, contains or will contain any, untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

9. REPRESENTATIONS OF BUYER. Buyer has made and does hereby make the following representations and warranties to Seller, which shall be true as of the date of closing as if such warranties and representations were made at such time.

      A. VALIDITY. This Agreement when executed and delivered by Buyer will constitute the valid and binding obligation of Buyer, enforceable in accordance with its terms, except only as limited by applicable bankruptcy, reorganization, insolvency and other similar laws presently or hereafter in force affecting the enforcement of creditors' rights generally and subject to general equitable principles limiting the right to obtain specific performance or other equitable relief.

      B. CONFLICT. This Agreement, and the transaction provided for herein, is not in violation of any contract or agreement to which Buyer is a party or is bound.

      C. LITIGATION. There is no action, suit, proceeding or investigation of Buyer which is pending or, to the knowledge of Buyer, threatened which questions the validity or propriety of this Agreement or any action taken by Buyer in connection herewith.

      D.    AS IS CONDITION. As key employees Of the Snowbelt
Business, the shareholders of Buyer have bad an opportunity to inspect the assets, and Buyer represents and agrees that it shall accept the assets in an "As Is" condition.

10.  COVENANTS OF SELLER

     A. CONDUCT OF BUSINESS. From and after the date of this Agreement, and pending the closing:

            1. Seller's Snowbelt Business will be conducted only in the ordinary course of business, and Seller will not conduct a "going-out-of-business sale," a "quitting-business sale" or any similar liquidation or termination of business promotional event. Buyer acknowledges that Seller has been methodically reducing inventory and it may continue to do so.

            2. Seller will preserve the goodwill of Seller's employees, suppliers, customers and others having business relations with the Seller.

            3. Seller will order and purchase stock-in-trade and supplies only in the ordinary course of business, and will not unreasonably increase or deplete inventory or supply levels.

      B. Access to Information. Seller agrees that following the date of this Agreement and pending the closing it will make available to Buyer and Buyer's representatives, at reasonable times, its business records for inspection and verification.

      C. Notice of Changes. Seller agrees that between the date of this agreement and pending the closing, Seller will promptly give notice to Buyer of the occurrence of any event or circumstance or the discovery of any inaccuracy, omission or. mistake, which, in any way, would cause the warranties or representations made by Seller to be materially changed, modified, or inaccurate.

      D. Maintain Insurance. Following the date of this Agreement and pending the closing the Seller agrees to use its best efforts on a commercially reasonable basis to maintain its insurance protection in full force and effect and not to cancel, change, or reduce any insurance policies or coverage.

11. CONTINGENCIES. The closing date shall be not later than August 29, 1997 unless extended by mutual agreement. If the conditions set forth herein have not been satisfied by that date, this Agreement shall terminate, In addition, if it is reasonably apparent to Buyer that a condition is not reasonably likely to be satisfied by the closing date, Buyer shall so inform Seller and forthwith release Seller from its obligations hereunder.

      A. FINANCING. The obligation of the Buyer to conclude this transaction is contingent upon Buyer obtaining, from a reputable financial or lending institution, within 15 days from the date of Us Agreement a written commitment for a first mortgage on the business assets in an amount of not less than seventy percent (70 %) of the purchase price amount described in paragraph 3A, at an interest rate of not more than ten percent (10%), for a term of not less than seven (7) years, with payments amortized over the term of the loan. Buyer shall provide
Seller with a copy of the written commitment within seven (7) days after Buyer's receipt of it. If this contingency is not satisfied within the time described above, this Agreement is voidable at the option of the Buyer.

       B. Commercial Lease. The obligation of the Buyer to conclude this transaction is contingent upon Buyer obtaining an acceptable lease from Seller for the premises located at 286 Wilson Street, Amherst, Wisconsin, for a period of not less than six (6) months with an option for Buyer (Lessee) to terminate such lease upon thirty (30) days written notice. The monthly rent shall be One Thousand Sixty- One Dollars ($1,061.00). Such lease shall provide that Seller (Lessor) shall be responsible for the maintenance of said building other than routine custodial maintenance. Seller shall be responsible for payment of the real estate taxes and casualty insurance on the building. Buyer shall be responsible for all utilities furnished to the premises after the date of closing.

12. COVENANT NOT TO COMPETE. Real Goods Trading Corporation and its officers, directors and employees agree that they:

     A. Will not engage directly or indirectly in the fireplaces, stove and/or Hearth business or any similar business for a period of two (2) years following the date of closing, within Portage, Waupaca or Wood County, Wisconsin, except that the company's catalogs may contain merchandise similar to the merchandise currently sold by Real Goods Trading Corporation, This area is the area where Buyer will carry on its business operations and from which it will draw customers. The use of the term "directly or indirectly" by the parties shall mean that Real Goods Trading Corporation and its officers, directors and employees shall not engage by direct ownership in a competing business, shall not have a proprietary interest in a competing business, and in addition thereto, shall not be an agent, consultant, volunteer, officer, director, partner, stockholder or employee, whether for remuneration or otherwise, of a sole proprietorship, partnership, trust, corporation or in any other entity engaged in a competing business. Real Goods Trading Corporation and its officers, directors and employees acknowledge that the time, area and scope of this covenant and the restrictions above are reasonable and appropriate.

      B.     Will riot solicit the customers of the Seller's
Snowbelt Business as of the closing date, sold to Buyer, on behalf of a competing business, for a period of two (2) years following the date of closing.

     C. Will not disclose or use any trade secrets of the Seller's Snowbelt Business sold to Buyer without the prior written consent of Buyer.

     D. Will not disclose or use any confidential information of the Seller's Snowbelt Business sold to Buyer without the prior written consent of Buyer for a period of three (3) years. Notwithstanding anything to the contrary contained herein, Seller may use the information (i) to prepare its financial statements;
(ii) for any litigation; and (3) as mutually agreed.

     Should Real Goods Trading Corporation or its officers, directors or employees violate the terms and conditions of this covenant, the terms and conditions may be enforced by injunctional relief. Real Goods Trading Corporation and its officers, directors and employees agree that compliance with the covenants contained in this section is necessary to protect the goodwill and proprietary interest of Seller sold to Buyer and that a breach of such covenants will result in irreparable and continuing damage to Buyer. In addition thereto, Buyer shall be entitled to any and all actual damages incurred as a result of said breach of these covenants,, including Buyer's actual attorneys' fees incurred by Buyer in enforcing these covenants, together with such other and further relief as may be proper.

If any provision hereof is held to be illegal, invalid or unenforceable under any present or future laws effective during. the term of these covenants, such provision shall be fully severable from the covenants; the covenants shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in fall force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. In lieu of such illegal, invalid or unenforceable provision there shall be added automatically and as part hereof, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. The obligations and covenants of Real Goods Trading Corporation and its officers, directors and employees described above shall survive the closing of this sale transaction.

13.  CLOSING.
      A. DATE AND LOCATION. The closing of the transactions called for in this Agreement shall be held at the office of Buyer's mortgagee, or at the law office of Anderson, Shannon, O'Brien, Rice & Bertz, attorneys for the Buyer, at 1257 Main Street, Stevens Point, Wisconsin on August 29, 1997 unless extended by mutual agreement, or at such other location and date as the parties may mutually agree.

      B. POSSESSION. Legal and physical possession and occupancy of the assets described in Section I shall be delivered to Buyer on the date of closing.

      C. DOCUMENTS. The parties shall execute, deliver, file, and/or record the documents required or called for in this Agreement.

14.  MISCELLANEOUS

      A. GOVERNING LAW. This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Wisconsin.

      B. BINDING AND BENEFIT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties to this Agreement and their respective personal and legal representatives, heirs, successors and permitted assigns.

      C. SEVERABILITY. If any provision of this Agreement shall be, hold invalid, illegal, or unenforceable, the validity, legality and enforceability of the other provisions shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

      D. HEADINGS. Section or paragraph headings are included for a convenience of reference and are not intended to add or subtract from the terms of this Agreement.

      E. NOTICE. Any notice, consent or other communication given pursuant to this Agreement shall be in writing and shall be given by personal delivery or mailed to the address of the appropriate party as set forth in the introductory paragraph of this Agreement, or such other address as they may designate in writing, mailed registered or certified mail, return receipt requested, with postage prepaid. Notices shall be deemed effective when personally delivered or when deposited in the United States mail in the manner described above.

      F. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes any prior discussions or agreements between the parties relating to the subject matter.

      G. AMENDMENTS. No provision of this Agreement may be amended except by a written instrument signed by all of the parties to this Agreement.

      H. TIME OF ESSENCE. Time is of the essence in the performance of this Agreement.

      I. EXHIBITS. All exhibits referred to in this Agreement are attached hereto and incorporated herein by reference.

      J. SURVIVAL OF REPRESENTATIONS. The warranties and representations made herein survive tile closing of this transaction.

      K. ASSIGNMENTS. Buyer may assign 0 or any part of this contract to a legal entity in which Buyer is the sole owners. Provided, Buyer shall personally guarantee the payment and performance of any liabilities of the legal entity, including a land contract. Otherwise, this Agreement or any part hereof, may not be assigned by either Party without first obtaining the written consent of the other party.

      L. RISK OF LOSS. In the event the assets to be sold and purchased hereunder are damaged of destroyed by fire or any other cause in an amount in excess of $10,000-00 at any time between the date of the execution of this Agreement and the time of closing, within five (5) business days after the damage or destruction,, (i) each party may have the right,- at its option, to terminate this Agreement, or (ii) Buyer may elect to have such assets replaced from the proceeds of! insurance payable by reason of such damage or destruction or elect to receive an assignment of all insurance proceeds payable by reason of such damage or destruction and purchase the assets subject to said damage.

      M.     EXECUTION OF DOCUMENTS.  The respective parties and
their successors will execute any   and all instruments,
releases, assignments, and consents which may reasonably be required in order to carry out the provisions of this Agreement,

      N. CONFIDENTIALITY-PUBLICITY. None of the parties shall issue any press release or other Public I statement concerning the transactions contemplated by this Agreement without first providing the other parties with a written copy of the text of such release or statement and obtaining the consent of the other parties respecting such release or statement (which consent shall not be unreasonably withheld). The parties shall keep this Agreement, the terms hereof, and all documents And information relating hereto, or furnished pursuant to or in connection with, this Agreement or the transactions contemplated hereby confidential, except as may be required by law or, in the case of Buyer, as may be necessary in the ordinary conduct of the business by the company after the closing date.

      0. NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon other third parties, any remedy, claim, liability, reimbursement, cause of action or other right.

      P. FACSIMILE SIGNATURES. This Agreement and the other documents required herein, maybe executed and accepted by signing the respective documents and transmitting the same by facsimile transmission to the other parties, and a facsimile signature shall be as effective as an original signature. Subsequent to the facsimile execution and acceptance, multiple copies of the documents shaft be circulated for original signatures, such that each party promptly receives a true and complete copy with original signatures.

      Q. IDIVIDUAL SIGNATURES. The individuals, John D. Pence and Philip S. Neff, signing below, agree to be bound by the terms and conditions contained herein.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                    SELLER:

                           REAL GOODS TRADING CORPORATION


                        BY:[S]JOHN SCHAEFFER
                      NAME:   JOHN SCHAEFFER
                     TITLE:   PRESIDENT

                     BUYER:

                           SNOW BELT FIREPLACE & STOVE SHOP, INC.

                        BY:[S]JOHN PENCE
                      NAME:   John Pence
                     TITLE:   President

                        BY:[S]PHILIP S. NEFF
                      NAME:   Philip S. Neff
                     TITLE:   Treasurer

                           [S]JOHN PENCE
                              John Pence, Individually

                           [S]PHILIP S. NEFF
                              Philip S. Neff, Individually